EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

Brian F. Hurley, Principal Executive Officer, and Casey P. Tushaus, Principal Financial Officer, of CENTER COAST BROOKFIELD MLP & ENERGY INFRASTRUCTURE FUND (the “Registrant”), each certify as evidenced below that:

1.	The N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 27, 2021	/s/ Brian F. Hurley
Brian F. Hurley
President and Principal Executive Officer
CENTER COAST BROOKFIELD MLP & ENERGY INFRASTRUCTURE FUND

Dated: May 27, 2021	/s/ Casey P. Tushaus
Casey P. Tushaus
Treasurer and Principal Financial Officer
CENTER COAST BROOKFIELD MLP & ENERGY INFRASTRUCTURE FUND

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to by CENTER COAST BROOKFIELD MLP & ENERGY INFRASTRUCTURE FUND and will be retained by CENTER COAST BROOKFIELD MLP & ENERGY INFRASTRUCTURE FUND and furnished to the Securities and Exchange Commission or its staff upon request.